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                         FOUNDATION HEALTH CORPORATION
                                3400 DATA DRIVE
                        RANCHO CORDOVA, CALIFORNIA 95670


       PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS -- FEBRUARY 12, 1997

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Daniel D. Crowley, Kirk A. Benson and Allen J. Marabito, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as hereinafter specified, all shares of Common Stock, $.01 par value, that the undersigned is entitled to vote at the Special Meeting of Stockholders of Foundation Health Corporation ("FHC"), to be held at FHC's headquarters on Wednesday, February 12, 1997, at 9:00 a.m., local time (the "Special Meeting").


     Please mark, date and sign this proxy and return it promptly in the accompanying business reply envelope. If you plan to attend the Special Meeting, please so indicate in the space provided on the reverse side.

     If no voting direction is given, this proxy will be voted FOR proposals 1, 2 and 3. If you prefer to vote separately on each proposal, you may do so by marking the appropriate boxes on the reverse side.

             IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.

            PLEASE MARK
      X     YOUR
            VOTES AS IN
            THIS
            EXAMPLE.


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

      1. To approve and adopt the Agreement and Plan of Merger, dated as of October 1, 1996, among Health Systems
         International, Inc., FH Acquisition Corp. and Foundation Health Corporation, and the transactions contemplated thereby.
      2. To vote in their discretion upon any proposed adjournment or postponement of the Special Meeting.

      3. To vote in their discretion upon such other matters as may properly come before the Special Meeting.

      MARK HERE FOR

      ADDRESS CHANGE

      AND NOTE AT

      LOWER LEFT


                FOR       AGAINST     ABSTAIN

                         MARK HERE
                          IF YOU
                           PLAN
                         TO ATTEND
                            THE
                          MEETING


                                           The undersigned acknowledges receipt
                                           of the Notice of Special Meeting of
                                           Stockholders to be held on February
                                           12, 1997 and the related Joint Proxy
                                           Statement/Prospectus.


                                           Please sign below exactly as name
                                           appears hereon. Joint owners should
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such. If signing in the name of a
                                           corporation or partnership, please
                                           sign full corporate or partnership
                                           name and indicate title of
                                           authorized signatory.

Stockholder  _________________________________________  Dated  ______________
Signature(s)  ________________________________________  Dated  ______________